As filed with the Securities and Exchange Commission on April 30, 1997
                                               Registration No. 333-
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                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                     -----------------------

                             FORM S-8
                      REGISTRATION STATEMENT
                              Under
                    THE SECURITIES ACT OF 1933
                     -----------------------
               INTERNATIONAL TECHNOLOGY CORPORATION
      (Exact name of registrant as specified in its charter)
                     -----------------------
          Delaware                                   33-0001212
(State or Other Jurisdiction of                    (I.R.S. Employer
 Incorporation or Organization)                   Identification No.)
                     -----------------------
                    23456 Hawthorne Boulevard
                   Torrance, California  90505
                          (310) 378-9933
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                    -----------------------

     1997 International Technology Corporation Non-Employee Director
                   Stock Plan -- Director Fees
                     (Full title of the plan)
                     -----------------------

                        ANTHONY J. DeLUCA
           President and Acting Chief Executive Officer

               INTERNATIONAL TECHNOLOGY CORPORATION
                    23456 Hawthorne Boulevard
                   Torrance, California  90505
                          (310) 378-9933

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                    -----------------------

                         With a copy to:
                      KAREN E. BERTERO, ESQ.
                   Gibson, Dunn & Crutcher LLP
                      333 South Grand Avenue
                  Los Angeles, California  90071
                          (213) 229-7000

                     -----------------------

                   CALCULATION OF REGISTRATION FEE
=========================================================================

                                       Proposed Maximum   Proposed Maximum       Amount of
Title of Securities     Amount to     Offering Price per      Aggregate        Registration
 to be Registered     be Registered       Share (1)        Offering Price (1)      Fee (1)
--------------------------------------------------------------------------------------------
   Common Stock      100,000 shares       $7.1325             $713,250               $216.14
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

==========================================================================

(1) Price per share and aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock of International Technology Corporation as reported on the New York Stock Exchange on April 25, 1997.

                           PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

            The following documents heretofore filed by International Technology Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are by this reference incorporated in and made a part of this Registration Statement:

       (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 29, 1996, as amended by Amendment No. 1 on Form 10-K/A dated July 29, 1996;

       (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 28, 1996, September 27, 1996 and
            December 27, 1996;

       (c) The Registrant's Current Reports on Form 8-K, filed with the Commission on January 17, 1997, December 5, 1996,
            September 20, 1996 and July 3, 1996; and

       (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as amended.

       All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

Item 4.     Description of Securities.

            Not applicable.

Item 5.     Interests of Named Experts and Counsel.

            Not applicable.

Item 6.     Indemnification of Directors and Officers.

            Section 145 of the General Corporation Law of Delaware empowers the Registrant to indemnify, subject to the standards set forth therein, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person is or was a director, officer, employee or agent of the Registrant, or is or was serving as such with respect to another corporation at the request of the Registrant. The General Corporation Law of Delaware also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent. Article 7 of the Registrant's By-laws provides that the Registrant shall, to the fullest extent permitted by applicable law, indemnify its directors and officers with respect to certain threatened, pending or completed actions, suits or proceedings. The Registrant has also entered into Indemnity Agreements with individual directors and officers. These Indemnity Agreements provide that the Registrant will pay any amount which an indemnitee (i.e., a director or officer) is legally obligated to pay because of claims made against the indemnitee based on any act, omission or neglect or breach of duty (whether occurring prior to or after the date of the Indemnity Agreement), including any actual or alleged error or misstatement or misleading statement, committed while acting in his capacity as an officer or director. No indemnification is provided, however, in cases involving dishonesty or improper personal benefit.

            The Registrant maintains an insurance policy pursuant to which the directors and officers of the Registrant are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of their being or having been such directors and officers.

Item 7.     Exemption from Registration Claimed.

                 Not applicable.

Item 8.     Exhibits.


       4.1 1997 International Technology Corporation Non-Employee Director Stock Plan -- Director Fees.

       4.2 Certificate of Incorporation of the Registrant (filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1988 and incorporated herein by reference).

       23.1 Consent of Ernst & Young LLP.

       24   Power of Attorney (included on Signature Page).

Item 9.     Undertakings.

            (a)  The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or
                 events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with
                 respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
                 Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on the 26th day of February, 1997.


                                By: /S/ ANTHONY J. DELUCA
                                   ______________________________________
                                   Anthony J. DeLuca
                                   President and Acting Chief Executive
                                   Officer


                          POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony J. DeLuca and Phillip H. Ockelmann, and each of them, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might, or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

      Signature                 Title                      Date
      ---------                 -----                      ----

     /s/ DANIEL A. D'ANIELLO
     _______________________   Chairman of the Board    February 26, 1997
     Daniel A. D'Aniello         of Directors

     /s/ ANTHONY J. DELUCA
     _____________________     President, Acting Chief  February 26, 1997
     Anthony J. DeLuca           Executive Officer and
                                 Director (Principal
                                 Executive Officer)

     /s/ PHILIP B. DOLAN
     _____________________
     Philip B. Dolan             Director               February 26, 1997


     /s/ E. MARTIN GIBSON
     ____________________        Director               February 26, 1997
     E. Martin Gibson


     /s/ JAMES C. MCGILL
     ____________________        Director               February 26, 1997
     James C. McGill


     /s/ ROBERT F. PUGLIESE
     ___________________
     Robert F. Pugliese          Director               February 26, 1997


     /s/ JAMES DAVID WATKINS
     ____________________
     James David Watkins         Director               February 26, 1997


     /s/ PHILIP H. OCKELMANN
     ___________________         Vice President,        February 26, 1997
     Philip H. Ockelmann           Finance and Treasurer
                                   (Principal Accounting
                                   Officer)

                          EXHIBIT INDEX



Exhibit
Number                    Description
-------                   -----------
 4.1 1997 International Technology Corporation Non-Employee Director Stock Plan -- Director Fees.

 4.2 Certificate of Incorporation of the Registrant (filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1988 and incorporated herein by reference).

23.1          Consent of Ernst & Young LLP.

24            Power of Attorney (included on Signature Page).

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